ADDENDUM 1 TO SECURITIES PURCHASE AGREEMENT

         This addendum to the securities purchase agreement dated May 29, 2008 (this "ADDENDUM") is dated as of June 5, 2008, among HANKERSEN INTERNATIONAL CORP., a Delaware corporation (together with its successors and assigns, the "COMPANY"), and the investors identified on the signature pages hereto (each, an "INVESTOR" and collectively, the "INVESTORS").

         WHEREAS, the Company and the Investors executed a certain securities purchase agreement dated May 29, 2008 (the "SPA"); and

         WHEREAS, pursuant to the promissory note ("Note") and the warrant ("Warrant") attached as exhibits to the SPA and to be delivered to the Investors, the aggregate Investment Amount (as defined in the SPA) is $600,000; and

         WHEREAS, the parties to the SPA desire to increase the aggregate Investment Amount to $700,000.

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

         1. The aggregate Investment Amount shall be increased from $600,000 to $700,000.

         2. The provisions of the SPA, Note and Warrant, that do not conflict with this Addendum shall remain the same and in full force and effect.







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         IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed by their respective authorized signatories as of the date first indicated above.


                                      HANKERSEN INTERNATIONAL CORP.


                                      By: ________________________________
                                      Name:  Pengcheng Chen
                                      Title: President








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                     Signature Page for Investors Follows]



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         IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed by their respective authorized signatories as of the date first indicated above.

                                      NAME OF INVESTOR


                                      --------------------------


                                      By:
                                         ---------------------------------------
                                           Name: ____________________
                                           Title:

                                      Investment Amount:  $______________
                                      Tax ID No.:
                                                 -------------------------------


                                      ADDRESS FOR NOTICE

                                      Street:________________________

                                      City/State/Zip:_________________

                                      Attention: ____________________

                                      Tel: _________________________

                                      Fax:


                                      DELIVERY INSTRUCTIONS
                                           (if different from above)

                                      c/o:
                                          --------------------------------------

                                      Street:
                                             -----------------------------------

                                      City/State/Zip:
                                                     ---------------------------

                                      Attention:
                                                --------------------------------

                                      Tel: